Exhibit 10.10

Agreement
This Agreement is executed by the following Parties on 18 September 2007:

Party A:	Far East Energy Limited

Address:	Room 2105, 21/F, Office Tower Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

Room 2105, 21/F, Office Tower Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

Party B:	MI Energy Corporation

Address:	Room 406, Block C, Grand Place, 5 Huizhong Road, Chaoyang District, Beijing
Party A and Party B shall be referred to individually as a “Party” or collectively as the “Parties”.
Whereas:
1.	Party A has paid several sums of amount on behalf of Party B to third parties upon requests of Party B accumulatively in an aggregate amount of USD 42,470,741.19 (the “Payments”);

2.	Party B agrees to repay the Payments to Party A in accordance with this Agreement.

Therefore, the Parties have through friendly consultation reached the following agreement on repayment of the Payments by Party B to
Party A:

Article 1. Confirmation of Payments and Repayment
The Parties hereby agree and confirm that Party A has made the Payments to third parties on behalf of Party B.
Party B shall make a repayment to Party A of all the amount of the Payments on the date falling 6 years after the date of this Agreement, provided that Party B shall be able to prepay the amount of the Payments in whole or in part at any time prior to such date without premium or penalty.
Article 2. Representations and Warrants
The Parties hereby make the following Representations and Warrants:
The Parties have full power, authority and legal rights to execute this Agreement;
Each party’s obligations under this agreement shall be lawful, valid and enforceable;
The fact that the Parties execute this Agreement shall not contradict with or cause the violation of any laws, regulation, judgments, orders, authorizations, agreements or obligation applicable to them.
Article 3. Governing Law
This Agreement shall be governed by and construed according to the laws of Hong Kong.
Article 4. Dispute Settlement
Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this clause. The appointing authority shall be Hong Kong International Arbitration Centre. The place of arbitration shall be in Hong Kong at Hong Kong International Arbitration Centre (HKIAC). There shall be only one arbitrator. The languages to be used in the arbitral proceedings shall be Chinese and English. Any such arbitration shall be administered by HKIAC in accordance with HKIAC Procedures for Arbitration in force at the date of this Agreement including such additions to the UNCITRAL Arbitration Rules as are therein contained.
Article 5. Miscellaneous
1.	Any amendment, modification or supplement to this Agreement must adopt the written form and shall be effective upon its execution by the Parties to this Agreement.

2.	This Agreement shall take on effect as of the date on which the Agreement is executed by the Authorized Representative of Party A with its signature and official seal and by Party B with its signature affixed thereon.

3.	This Agreement shall be executed in bilingual form in four original copies; each Party shall hold two (2) original copies. All of the original copies shall be equally effective. In the event of any inconsistency between the English and Chinese language in this Agreement, the English language shall prevail.

Signature Page

Party A:	Far East Energy Limited(Official Seal)

Authorized Representative: Zhang Ruilin

Signature: /s/ Zhang Ruilin

Date: 18 September 2007

Party B: MI Energy Corporation (Official Seal) (Official Seal of MI Energy Corporation affixed)

Authorized Representative: Forrest Dietrich

Signature: /s/ Forrest Dietrich

Date: 18 September 2007

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